UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 25, 2019
LIMESTONE BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LMST	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

ITEM 1.01.  Entry into a Material Definitive Agreement.

ITEM 3.03.  Material Modification to Rights of Security Holders.

On November 25, 2019, the Board of Directors of Limestone Bancorp, Inc. (the “Company”), approved Amendment No. 3 to the Limestone Bancorp, Inc. Tax Benefits Preservation Plan (the “Plan”) between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.  The Plan was originally entered into on June 25, 2015, and, as amended by Amendments No. 1 and 2 thereto, is scheduled to expire at the close of business on June 30, 2021.

The purpose of the Plan is to help preserve the value of the Company’s deferred tax assets, such as its net operating loss carryforwards (“Tax Benefits”), for U.S. federal income tax purposes.  In addition to the Plan, the Company also has in place restrictions on share transfers in Article VIII of its Articles of Incorporation (“Article VIII”) to help preserve the deferred tax assets of the Company.

Both the Plan and Article VIII are designed to protect the Company’s deferred tax benefits by restricting acquisitions of shares of the Company by persons who are or, with the acquisition, will become a “5 percent shareholder” of the Company, when measured in accordance with Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder ("Section 382").  If the Company experiences an "ownership change," as defined in Section 382, its ability to use the Tax Benefits could be substantially limited and/or delayed, which would significantly impair the value of the Tax Benefits. Generally, the Company would experience an "ownership change" under Section 382 if one or more "5 percent shareholders" increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such stockholders over the preceding three-year period. As a result, the Company has utilized a 5% "trigger" threshold in the Plan that is intended to act as a deterrent to any person or entity seeking to acquire 5% or more of the outstanding Common Stock without the prior approval of the Board.  Article VIII similarly uses a 5% threshold for restrictions on transfers and ownership of the Company’s Common Stock.

Article VIII allows the Board of Directors to approve (prospectively or retrospectively) and permit a share acquisition by a 5% shareholder, and except it from the restrictions on transfer and ownership contained in Article VIII, while the Plan previously did not specifically allow that flexibility.

The Board of Directors deemed it advisable and in the best interests of the Company and its shareholders to amend the Plan, through Amendment No. 3, in a manner consistent with Article VIII, to allow the Board, in its discretion, to permit share acquisitions that do not adversely affect the Corporation’s deferred tax benefits or when determined to be in the best interests of the Corporation notwithstanding the effect on the deferred tax benefits.  As amended, the Plan, like Article VIII, allows the Board of Directors, in its sole discretion, to approve an acquisition of Common Stock by a person who is or with the acquisition will become a 5 percent shareholder, and thereby exempt that person from becoming an “acquiring person” under the Plan by virtue of the approved acquisition.

Amendment No. 3 to the Plan, dated November 25, 2019,  is filed as Exhibit 4.4 to this Report and is incorporated herein by reference.  The foregoing description of the amendment to the Plan and its effect is qualified in its entirety by reference to Exhibit 4.4.

The original Plan is described in and included as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 29, 2015 and is incorporated herein by reference. Amendment No. 1 to the Tax Preservation Plan is described in and included as Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed August 5, 2015 and is incorporated herein by reference. Amendment No. 2 to the Tax Preservation Plan is filed as Exhibit 4 to the Company’s Report on Form 8-K dated May 23, 2018 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Index

Exhibit No.	Description of Exhibit
4.1
Tax Benefits Preservation Plan, dated as of June 25, 2015, between the Company and American Stock Transfer Company, as Rights Agent. Exhibit 4.1 to Form 8-K filed June 29, 2015 is incorporated by reference.

4.2	Amendment No. 1 to the Tax Benefits Preservation Plan, dated August 4, 2015. Exhibit 4.2 to the Quarterly Report on Form 10-Q filed August 5, 2015 is incorporated by reference.
4.3	Amendment No. 2 to the Tax Benefits Preservation Plan dated May 23, 2018. Exhibit 4 to the Form 8-K filed May 23, 2018 is incorporated by reference.
4.4	Amendment No. 3 to the Limestone Bancorp, Inc. Tax Benefits Preservation Plan*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2019	Limestone Bancorp, Inc.

	By:	/s/ Phillip W. Barnhouse
Phillip W. Barnhouse
Chief Financial Officer